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                          EXHIBIT VII

                     CONSENT OF ACCOUNTANT


We hereby consent to the use of our report dated December 6, 1996, on the financial statements of Prime Rate Investment Management Enterprises, Inc. and Consolidated Subsidiaries for the two years ended October 31, 1996. Such report is being included in a Registration Statement to be filed by Rocky Mountain Power Company on Form 10-SB.


                                          Miller and McCollom, CPA's
BY(Signature)                         /S/ Miller and McCollom CPA's
                                          Denver, Colorado
(Date)                                January 15, 1997